Exhibt 2.1



                                MERGER AGREEMENT




================================================================================




                          AGREEMENT AND PLAN OF MERGER

                                      among


                            Columbia Bakeries, Inc.,
                              a Nevada corporation,

                              BP Acquisition, Inc.,
                              a Florida corporation



                                       and


                              Brooklyn Pastry Inc.,
                              a Florida corporation








================================================================================

                         LIST OF SCHEDULES AND EXHIBITS
                                       TO
                          AGREEMENT AND PLAN OF MERGER


      SCHEDULES

      Schedule 4.1(a)         Company and Acquisition Subsidiaries

      Schedule 4.1(b)         Company and Acquisition Conflicts

      Schedule 4.1(c)         Company Capitalization

      Schedule 4.1(g)         Issuance of Company Securities

      Schedule 4.1(i)         Company Taxes

      Schedule 4.1(l)         Company and Acquisition Legal Proceedings

      Schedule 4.1(m)         Company and Acquisition Changes or Events

      Schedule 4.2(d)         BP Financial Statements

      Schedule 4.2(i)         BP Legal Proceedings

      Schedule 4.2(g)         BP Liabilities

      Schedule 4.2(m)         BP Compliance with Law


      EXHIBITS

      Exhibit 2.2(a) Escrow Agreement

      Exhibit 6.1(a) Company Certified Resolutions

      Exhibit 6.1(b) Opinion of Counsel to the Company

      Exhibit 6.1(c) Opinion of BP counsel re Rule 504

      Exhibit 6.1(d) Counsel to the Company's Instruction Letter to Transfer
                     Agent

      Exhibit 6.1(e) Acquisition Certified Resolutions

      Exhibit 6.1(f) Company Officer's Certificate

      Exhibit 6.1(g) Opinion of Counsel to Acquisition

      Exhibit 6.1(h) Acquisition Officer's Certificate

      Exhibit 6.2(a) BP Certified Resolutions

      Exhibit 6.2(b) Opinion of BP counsel

      Exhibit 6.2(c) Opinion of BP counsel re Rule 504

      Exhibit 6.2(e) BP Officer's Certificate

            AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 26, 2003, by and between Columbia Bakeries, Inc., a Nevada corporation (the "Company"), BP Acquisition, Inc., a Florida corporation ("Acquisition") and Brooklyn Pastry Inc., a Florida corporation ("BP").

                                    RECITALS

            WHEREAS, the Company and BP desire to merge Acquisition with and into BP whereby BP shall be the surviving entity pursuant to the terms and conditions set forth herein and whereby the transaction shall qualify as a tax free exchange pursuant to Section 351 of the Internal Revenue Code (the "IRC");

            WHEREAS, in furtherance of such combination, the Boards of Directors of the Company, Acquisition, and BP have each approved the merger of Acquisition with and into BP (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Florida Business Corporations Law (the "FBCL");

            WHEREAS, the shareholder of BP desire to exchange all of its shares of the capital stock of BP (the "BP Capital Stock") for shares of the capital stock of the Company (the "Company Capital Stock") as a tax free exchange pursuant to Section 351 of the IRC;

            WHERAS, just prior to the Merger, the holders of BP's 1% Convertible Debentures Due June 25, 2008 in the aggregate principal amount of Nine Hundred Eighty Thousand Dollars ($980,000) (the "BP First Debentures") and BP's 1% Convertible Debenture Due June 25, 2008 in the principal amount of Twenty Thousand Dollars ($20,000) (the "BP Second Debenture" and, together with the BP First Debentures, the "BP Debentures") are convertible, at the option of the holders, into BP Common Stock and upon the consummation of the Merger will be convertible in the shares of the Company's common stock, par value $.001 per share (the "Company Common Stock") (the "Company Underlying Shares");

            WHEREAS, upon the effectiveness of the Merger, the Company will substitute the Company Common Stock underlying the BP Debentures for BP's common stock, no par value (the "BP Common Stock"), the Company will assume the obligations, jointly and severally, with BP under the BP Debentures and the Company will assume the obligations of BP under that certain Convertible Debenture Purchase Agreement dated even date herewith between BP and HEM Mutual Assurance LLC ("HEM") (the "Purchase Agreement") and BP will be released from certain of such obligations; and

            WHEREAS, all defined terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

            1.1 The Merger. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement and the FBCL Acquisition shall be merged with and into BP pursuant to the Merger. Following the Merger, BP shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. As part of the Merger and as more fully described in Section 2.1, (i) the One Hundred (100) issued and outstanding shares of the BP Common Stock shall be exchanged for Company Common Stock at the Exchange Ratio and (ii) each share of Acquisition's issued and outstanding of common stock, par value $.001 per share (the "Acquisition Common Stock"), shall be converted into one validly issued, fully paid and non-assessable share of common stock, of no par value, of the Surviving Corporation (the "Surviving Corporation Common Stock").

            1.2 Effective Time. The Merger shall be consummated as promptly as practicable after satisfaction of all conditions to the Merger set forth herein, by filing with the Secretary of State of the State of Florida an articles of merger (the "Articles of Merger"), and all other appropriate documents, executed in accordance with the relevant provisions of the FBCL. The Merger shall become effective upon the filing of the Articles of Merger. The time of such filing shall be referred to herein as the "Effective Time."

            1.3 Effects of the Merger. At the Effective Time, all the rights, privileges, immunities, powers and franchises of Acquisition and BP and all property, real, personal and mixed, and every other interest of, or belonging to or due to each of Acquisition and BP shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Acquisition and BP, including, without limitation, the performance of all obligations and duties of BP pursuant to the Purchase Agreement and the exhibits, schedules and all documents executed in connection therewith or any other Transaction Document (as defined in the Purchase Agreement), shall become the debts, liabilities, obligations and duties of the Surviving Corporation without further act or deed, all in the manner and to the full extent provided by the FBCL. Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest any property or right in the Surviving Corporation, the directors and officers of the respective constituent corporations shall execute, acknowledge and deliver such instruments and perform such acts, for which purpose the separate existence of the constituent corporations and the authority of their respective directors and officers shall continue, notwithstanding the Merger.

            1.4 Certificate of Incorporation. The Certificate of Incorporation of BP, the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation and thereafter may be amended or repealed in accordance with its terms and applicable law.

            1.5 By-Laws. At the Effective Time and without any further action on the part of Acquisition and BP, the By-laws of BP, the Surviving Corporation, shall be the By-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

            1.6 Directors. The directors of Acquisition at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            1.7 Officers. The officers of Acquisition at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be.

            1.8 Tax-Free Reorganization. The parties intend that the Merger shall be treated as a tax-free exchange pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). No party shall take any action or fail to take any action that would adversely affect the treatment of the Merger as a tax-free exchange.

                                   ARTICLE II

             CONVERSION OF BP SHARES AND ASSUMPTION OF BP DEBENTURES

            2.1   Exchange and Cancellation of BP Common Stock.

                (a) Subject to the provisions of Sections 2.4 and 2.5, each share of BP Common Stock (the "BP Common Stock Shares") issued and outstanding immediately prior to the Effective Time (other than shares canceled in accordance with Section 2.1(b), shall, after giving effect to the one for thirty reverse split of the Company's outstanding Common Stock effected on June 18, 2003 (the "Reverse Stock Split"), be converted into 2,667.0 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Company Common Stock (the "Company Common Stock Shares"). As of the Effective Time, each BP Common Stock Share shall no longer be outstanding and shall automatically be canceled and retired, and each holder of a certificate representing any BP Common Stock Share shall cease to have any rights with respect thereto other than the right to receive Company Common Stock Shares to be issued in consideration therefor upon the surrender of such certificate.

                (b) Each share of BP Capital Stock held in the treasury of the BP and each share of BP Capital Stock owned by Acquisition or Company shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

                (c) Each issued and outstanding share of Acquisition Common Stock shall be converted into one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock.

            2.2 Escrow Materials. (a) At the Closing, the Company shall deposit into escrow with Gottbetter & Partners, LLP, as escrow agent (the "Escrow Agent") the following, which are hereinafter collectively referred to as the "Escrow Materials," (i) the escrow agreement annexed hereto and made a part hereof as Exhibit 2.2(a) (the "Escrow Agreement"), (ii) certificates representing Fifty Million (50,000,000) shares of duly issued Company Common Stock, without restriction and freely tradable pursuant to Rule 504 of Regulation D of the Securities Act (the "Company Escrow Shares"), in share denominations specified by the Purchaser, registered in the name of the Purchaser and/or its assigns; and (iii) a power of attorney with respect to the Company Underlying Shares and the Company Escrow Shares, in the form annexed to the Escrow Agreement as Appendix I. The Escrow Materials shall be held in escrow in accordance with the Escrow Agreement. The Escrow Materials shall be released from escrow only in accordance with this Section 2.2 and the Escrow Agreement.

            (b) Upon the effectiveness of the Merger and in accordance with
Section 2.7 hereof, the Company shall substitute the Company Common Stock for the BP Common Stock with regard to all of the rights, specifically including the conversion rights, under the BP Debentures.

            2.3 Rule 504 Securities. The BP Debenture (which includes the Escrow Shares for the Underlying Shares) was sold in accordance with Rule 504 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and Article 51 and related regulations of the Colorado Securities Act, to an accredited investor residing in the State of Colorado. Accordingly, at the Effective Time and pursuant to Rule 504, the applicable Colorado statutes, and
Section 3(a)(9) of the Securities Act, the BP Debenture (which include the Company Escrow Shares for the Company Underlying Shares) shall continue to be without restriction and shall be freely tradable in accordance with Rule 504.

            2.4 Adjustment of the Exchange Ratio. In the event that, prior to the Effective Time, any stock split, combination, reclassification or stock dividend with respect to the Company Common Stock, any change or conversion of Company Common Stock into other securities or any other dividend or distribution with respect to the Company Common Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Exchange Ratio, and thereafter all references to an Exchange Ratio shall be deemed to be to such Exchange Ratio as so adjusted.

            2.5 No Fractional Shares. No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of certificates and such fractional share shall not entitle the record or beneficial owner thereof to vote or to any other rights as a stockholder of the Company. The number of shares of Company Common Stock to be issued shall be rounded up to the nearest whole share.

            2.6 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either BP or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either BP or Acquisition , all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of BP or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of BP or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

            2.7 BP Debentures. (a) As of the Effective Time, the Company assumes, jointly and severally with BP, all of the obligations and responsibilities under the BP Debentures to the holder or holders of the BP Debentures. With respect to the BP Debenture, at the Effective Time, the Company will (i) replace the BP Common Stock Shares, for which the BP Debentures are convertible into, with the Company Common Stock Shares and (ii) replace the Escrow Shares deposited with the Escrow Agent with the Fifty Million (50,000,000) Company Common Stock Shares.

            (a) At the Effective Time, (i) all references in the BP Debentures to Company Common Stock (as defined in the BP Debentures) shall be references to Company Common Stock (as defined herein) and (ii) all references to the Company (as defined in the BP Debentures) in the BP Debentures shall be read as references to the Company (as defined herein) as if the BP Debentures were issued on the date the BP Debentures were issued, by the Company (as defined herein), specifically including all calculations in the BP Debentures such as the determination of the conversion price, the Conversion Price, the Fixed Conversion Price and the Floating Conversion Price.

            (b) At the Effective Time, BP shall assign and the Company shall assume all of BP's obligations and covenants under the Purchase Agreement as if the Company executed the Purchase Agreement instead of the Company on the date thereof. At the Effective Time, all references to the Company (as defined in the Purchase Agreement) in the Purchase Agreement shall mean the Company (as defined herein) and all references to dates or tolling of periods shall be read as if the Company (as defined herein) executed the Purchase Agreement instead of the Company (as defined in the Purchase Agreement). At the Effective Time, all of the remedies available to the current and future holders of the BP Debentures under the Purchase Agreement against the Company (as defined in the Purchase Agreement) shall be available against the Company (as defined herein).

            (c) The provisions described in this Section 2.7 shall not be amended and shall be in effect until the earlier of (i) one (1) year after all of the BP Convertible

Debentures have been converted into Company Common Stock Shares and (ii) six (6) years from the date the BP Debentures were issued.

            (d) The current and future holders of the BP Debentures shall be third party beneficiaries of this Agreement.


                                   ARTICLE III

                                     CLOSING

            Subject to satisfaction of the conditions to closing set forth in this Agreement and unless this Agreement is otherwise terminated in accordance with the provisions contained herein, the closing of the Merger and the Contemplated Transactions (the "Post-Closing") shall take place at the offices of Gottbetter & Partners, LLP, 630 Third Avenue, New York, New York as promptly as practicable after satisfaction of the conditions set forth in this Agreement, which in no event shall be more than ten days after the Closing Date under the Purchase Agreement (except if such 10th day is not a Business Day, then the next Business Day) (the "Post-Closing Date").

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            4.1 Representations and Warranties of the Company and Acquisition. Each of Acquisition and the Company hereby make the following representations and warranties to BP, all of which shall survive the Closing:

            (a) Organization and Good Standing. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement, the BP Debentures and the Applicable Contracts. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement and the BP Debentures. Each of the Company and Acquisition has no subsidiaries other than as set forth on Schedule 4.1(a) hereto (individually, a "Subsidiary" and collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company, Acquisition and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

            (b) Authority; No Conflict.

                  i. This Agreement and any agreement executed in connection herewith constitute the legal, valid and binding obligations of the Company and Acquisition, enforceable against the Company and Acquisition in accordance with their respective terms, except as such enforceability is limited by bankruptcy, insolvency and other laws affecting the rights of creditors and by general equitable principles. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and any agreement executed in connection herewith and to perform its obligations hereunder and thereunder.

                  ii. Except as set forth in Schedule 4.1(b) hereto, neither the execution and delivery of this Agreement by each of the Company and Acquisition, nor the consummation or performance by each of any of its respective obligations contained in this Agreement or in connection with the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                        a. contravene, conflict with or result in a violation of (x) any provision of the Organizational Documents of the Company or Acquisition, as the case may be, or (y) any resolution adopted by the board of directors or the shareholders of the Company or Acquisition, as the case may be;

                        b. contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Acquisition or any of the assets owned or used by the Company or Acquisition may be subject;

                        c. contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement, the BP Debentures or any Applicable Contract;

                        d. result in the imposition or creation of any material encumbrance upon or with respect to any of the material assets owned or used by the Company or Acquisition;

                        e. cause the Company or Acquisition to become subject to, or to become liable for the payment of, any tax; or

                        f. cause any of the assets owned by the Company or Acquisition to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Contemplated Transactions.

            (c) Capitalization. The entire authorized Company Capital Stock consists of 300,000,000 shares of Company Common Stock, of which 6,652,007shares are issued and outstanding and 5,000,000 shares of preferred stock, par value $.001 per share, of which 1,667 shares of Series A Preferred Stock are issued and outstanding. There are no other outstanding equity securities of the Company. No legend or other reference to any purported encumbrance appears upon any certificate representing the Company Capital Stock other than a standard Securities Act legend. All of the issued and outstanding shares of the Company Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for this Agreement and as disclosed in Schedule 4.1(c) hereto, there are no outstanding options, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Company Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of the Company Common Stock, or securities or rights convertible or exchangeable into shares of the Company Common Stock. None of the outstanding Company Capital Stock was issued in violation of the Securities Act or any other legal requirement.

            (d) Financial Statements. The Company has delivered to BP a copy of its Form 10-KSB Annual Report for the fiscal year ended December 31, 2001 and December 31, 2002 as filed with the SEC (the "Reports"). The financial statements contained in the Reports are in all material respects in accordance with the books and records of the Company and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such statements. The consolidated balance sheets (the "Company Balance Sheets") present fairly in all material respects as of their dates the consolidated financial condition of the Company and its subsidiaries. Except as and to the extent reflected or reserved against in the Company Balance Sheets (including the notes thereto), the Company did not have, as of the date of any such Company Balance Sheet, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The consolidated statements of operations, consolidated statements of shareholders' equity and changes in consolidated statements of cash flows present fairly in all material respects the results of operations and changes in financial position of the Company and its subsidiaries for the periods indicated.

            (e) SEC Filings. The Company has filed all reports required to be filed with the SEC under the rules and regulations of the SEC and all such reports have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all the applicable requirements of the Securities Exchange Act of 1934, as amended. As of the respective filing and effective dates, none of such reports (including without limitation, the Reports) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (f) Absence of Material Adverse Change. Since the date of the latest Company Balance Sheets, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company's business or financial condition.

            (g) Issuance of Company Securities. The Company Common Stock Shares, the Company Underlying Shares and the Company Escrow Shares, when issued in accordance with this Agreement, the BP Debentures and the Escrow Agreement shall be duly authorized, validly issued, fully-paid and nonassessable. The Company has and at all times while the BP Debentures are outstanding will continue to maintain an adequate reserve of shares of the Company Common Stock to enable it to perform its obligations under this Agreement and BP Debenture. Except as set forth in Schedule 4.1(g) hereto, there is no equity line of credit or convertible security or instrument outstanding of the Company; provided, however, that nothing contained in this Section 4.1(g) shall be deemed to permit any equity line of credit or convertible security or instrument of the Company, other than that is or may be issued to HEM Mutual Assurance LLC or any of its Affiliates or assigns.

            (h) Undisclosed Liabilities. Except as disclosed in any Schedule to this Agreement, none of the Company, Acquisition or the Subsidiaries has any material liabilities (contingent or otherwise) except those liabilities (i) that are reflected in the Company Balance Sheets or in the notes thereto, or disclosed in the notes therein in accordance with GAAP or, in accordance with GAAP, are not required to be so reflected or disclosed, or (ii) that were incurred after the date of the Company Balance Sheets in the Ordinary Course of Business, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law or could reasonably be expected to have a material adverse effect on the business or financial condition of the Company, the Subsidiaries and Acquisition taken as a whole.

            (i) Taxes.

                  i. The Company has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to applicable Legal Requirements. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by the Company, except such taxes, if any, as are listed in Schedule 4.1(i) hereto and are being contested in good faith as to which adequate reserves have been provided in the Company Balance Sheets.

                  ii. All tax returns filed by the Company are true, correct and complete in all material respects.

            (j) Employee Benefits. The Company does not sponsor or otherwise maintain a "pension plan" within the meaning of Section 3(2) of ERISA or any other retirement plan other than the Company Profit Sharing and 401(k) Plan and Trust that is intended to qualify under Section 401 of the Code, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. No employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a

"prohibited transaction," as defined in Section 4975 of the Code, which may have a material adverse effect on the condition, financial or otherwise, of the Company.

            (k) Governmental Authorizations. The Company, Acquisition and the Subsidiaries have all permits that are or will be legally required to enable them to conduct their business in all material respects as now conducted.

            (l) Legal Proceedings; Orders.

                  i. Except as set forth in Schedule 4.1(l) hereto, there is no material pending Proceeding:

                        a. that has been commenced by or against the Company, Acquisition or the Subsidiaries, or any of the assets owned or used by, the Company, Acquisition or the Subsidiaries; or

                        b. that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any Contemplated Transaction.

                  ii. Except as set forth in Schedule 4.1(l) hereto:

                        a. there is no material Order to which the Company or the Subsidiaries, or any of the assets owned or used by the Company, Acquisition or the Subsidiaries, is subject; and

                        b. no officer, director, agent, or employee of the Company or Acquisition is subject to any material Order that prohibits such offer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or Acquisition, as the case may be.

            (m) Absence of Certain Changes and Events. Except as related to the Reverse Stock Split or as set forth in Schedule 4.1(m) hereto, since the date of the most recent Company Balance Sheets, the Company and the Subsidiaries and Acquisition, since the date of its inception, have conducted their business only in the Ordinary Course of Business, there has not been any material adverse effect on the Company's, Acquisition's or the Subsidiaries' business or operations, and there has not been any:

                  i. change in the authorized or issued Company Capital Stock or the authorized or issued capital stock of Acquisition and the Subsidiaries; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any equity lines of credit, security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  ii. amendment to the Organizational Documents of the Company, Acquisition or the Subsidiaries;

                  iii. damage to or destruction or loss of any material asset or property of the Company, Acquisition or the Subsidiaries, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, Acquisition or the Subsidiaries;

                  iv. receipt of notice that any of their substantial customers have terminated or intends to terminate their relationship, which termination would have a material adverse effect on their financial condition, results or operations, business assets or properties;

                  v. entry into any transaction other than in the Ordinary Course of Business;

                  vi. entry into, termination of, or receipt of written notice of termination of any material (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction;

                  vii. sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company, Acquisition or the Subsidiaries or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, Acquisition or the Subsidiaries;

                  viii. cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

                  ix. material change in the accounting methods used by the Company, Acquisition or the Subsidiaries; or

                  x. agreement, whether oral or written, by the Company, Acquisition or the Subsidiaries to do any of the foregoing.

            (n) No Default or Violation. The Company, Acquisition and the Subsidiaries (i) are in material compliance with all applicable terms and requirements of each material contract under which they have or had any obligation or liability or by which they or any of the assets owned or used by them is or was bound and (ii) is not in material violation of any Legal Requirement.

            (o) Certain Payments. Since the most recent date of the Company Balance Sheets, neither the Company, Acquisition or the Subsidiaries, nor any director, officer, agent or employee of the Company or the Subsidiaries has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, Acquisition or the Subsidiaries or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company, Acquisition or the Subsidiaries.

            (p) Brokers or Finders. The Company and Acquisition have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

            4.2 Representations and Warranties of BP. BP hereby makes the following representations and warranties to the Company, all of which shall survive the Closing:

            (a) Organization and Good Standing. BP is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with full power and authority to conduct its businesses as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all of its obligations under this Agreement. BP was formed to purchase certain baking equipment from Brooklyn Pastry, Inc., a New York corporation, and to engage in the business of baking bread and pastry.

            (b) Authority; No Conflict.

                  i. This Agreement and any agreement executed in connection herewith have been duly authorized by all required action of BP and constitute the legal, valid and binding obligations of BP, enforceable against BP in accordance with their respective terms. BP has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and such other agreements and to perform its obligations hereunder and thereunder.

                  ii Neither the execution and delivery of this Agreement by BP, nor the consummation or performance by it of any of its obligations contained in this Agreement or in connection with the Contemplated Transactions by the Company will, directly or indirectly (with or without notice or lapse of time):

                  a. contravene, conflict with or result in a violation of (x) any provision of the Organizational Documents of BP or (y) any resolution adopted by the board of directors or the shareholders of BP;

                  b. contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which BP or any of the assets owned or used by BP may be subject;

                  c. contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement or any Applicable Contract;

                  d. result in the imposition or creation of any material encumbrance upon or with respect to any of the material assets owned or used by BP;

                  e. cause BP to become subject to, or to become liable for the payment of, any tax; or

                  f. cause any of the assets owned by BP to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Contemplated Transactions.

                  iii. BP is not required to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

            (c) Capitalization. The entire authorized BP Capital Stock consists of 1,500 BP Common Stock, of which 100 shares are issued and outstanding. With the exception of the BP Common Stock Shares and the BP Debenture, there are no other outstanding equity securities of the Company. No legend or other reference to any purported encumbrance appears upon any certificate representing the BP Common Stock Shares. The BP Common Stock Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in the Purchase Agreement and for the BP Debentures, there are no outstanding options, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of BP Common Stock, or contracts, commitments, understandings, or arrangements by which BP is or may become bound to issue additional shares of BP Common Stock, or securities or rights convertible or exchangeable into shares of BP Common Stock. None of the outstanding BP Common Stock Shares were issued in violation of the Securities Act or any other legal requirement. BP does not own, and has no contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

            (d) Financial Statements. BP has delivered to the Company a balance sheet of BP as at March 31, 2003 (the "BP Balance Sheet"), and a statement of operations for the period from inception to March 31, 2003. Such financial statements were prepared in accordance with GAAP, are set forth in Schedule 4.2(d) hereto and fairly present the financial condition and the results of operations of BP as at March 31, 2003 of and for the period then ended.

            (e) Absence of Material Adverse Change. Since the date of the most recent BP Balance Sheet provided under Section 4.2(d) hereof, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company.

            (f) Books and Records. The books of account, minute books, stock record books, and other records of BP, all of which have been made available to the

Company, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of BP contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and any committees of the Board of Directors of BP.

            (g) No Undisclosed Liabilities. There are no material liabilities of BP, whether absolute, accrued, contingent, or otherwise, other than:

                  i. Liabilities set forth on, reserved against or reflected in the BP Balance Sheet;

                  ii. Liabilities disclosed in this Agreement, the Exhibits attached hereto, and in Schedule 4.2(g) or lists furnished pursuant hereto; or

                  iii. Liabilities incurred in the Ordinary Course of Business since the BP Balance Sheet date, none of which had or is likely to have a material adverse effect on the business, financial condition or results of operations of BP, and none of which is required to be recorded under GAAP in respect of any period prior to the BP Balance Sheet date, and none of which is in respect of a material claim for damages, fines or other legal relief.

            (h) Title to Properties; Encumbrances. BP has good and marketable title to all the properties, interest in such properties and assets, real and personal, reflected in the BP Balance Sheet or acquired after the date of such balance sheet (except properties, interests and assets sold or otherwise disposed of since such date, in the Ordinary Course of Business), free and clear of all mortgages, liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to such balance sheet, (ii) liens for current taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair the value of such properties or the present business operations at such properties.

            (i) Legal Proceedings; Orders.

                  i. Except as set forth in Schedule 4.2(i) hereto, there is no material pending Proceeding:

                        a. that has been commenced or threatened by or against BP or any of its officers and directors as such or that otherwise relates to or may affect the business of, or any of the assets owned or used by, BP; or

                        b. that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any Contemplated Transaction.

                  ii. Except as set forth in Schedule 4.2(i) hereto:

                        a. there is no material Order to which BP, or any of the assets owned or used by BP, is subject; and

                        b. no officer, director, agent, or employee of BP is subject to any material Order that prohibits such offer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of BP.

            (j) Brokers or Finders. BP has incurred no liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

            (k) No Default or Violation. BP (i) is in material compliance with all applicable terms and requirements of each contract under which BP has or had any obligation or liability or by which BP or any of the assets owned or used by BP is or was bound and (ii) is not in violation of any Legal Requirement.

            (l) Taxes.

                  i. BP has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to applicable Legal Requirements. BP has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by BP, except such taxes, if any, as are listed in Schedule 4.2(l) hereto and are being contested in good faith as to which adequate reserves have been provided in the BP Balance Sheets.

                  ii. All tax returns filed by BP are true, correct and complete in all material respects.

            (m) Absence of Certain Changes and Events. Except as set forth in
Schedule 4.2(m) hereto, since the date of the BP Balance Sheet, BP has conducted its business only in the Ordinary Course of Business, there has not been any material adverse effect on BP's business or operations, and there has not been any:

                  i. change in the authorized or issued capital stock of BP; grant of any stock option or right to purchase shares of capital stock of BP; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  ii. amendment to the Organizational Documents of BP;

                  iii. damage to or destruction or loss of any asset or property of BP, whether or not covered by insurance or any other event or circumstance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of BP;

                  iv. receipt of notice that any of its substantial customers have terminated or intends to terminate their relationship, which termination would have a material adverse effect on its financial condition, results or operations, business assets or properties;

                  v. entry into any transaction other than in the Ordinary Course of Business;

                  vi. entry into, termination of, or receipt of written notice of termination of any material (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction;

                  vii. sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of BP or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of BP;
                  viii. cancellation or waiver of any claims or rights with a value to BP in excess of $10,000;

                  ix. material change in the accounting methods used by BP;

                  x. increase in salaries or bonuses or retention of any consultant or executive; or

                  xi. agreement, whether oral or written, by BP to do any of the foregoing.

            (n) Compliance with Law. Except as set forth in Schedule 4.2(m) hereto:

            (a) BP has complied in all material respects with, and is not in violation of, in any material respect, any Law to which it or its business is subject; and

            (b) BP has obtained all licenses, permits, certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business other than Authorizations (i) which are ministerial in nature and which BP has no reason to believe would not be issued in due course and (ii) which, the failure of BP to possess, would not subject BP to penalties other than fines not to exceed $20,000 in the aggregate ("Immaterial Authorizations"); and

            (c) BP has not received written notice of violation of, or knows of any material violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business (other than Immaterial
Authorizations).

            (d) Environmental Laws. BP has not received any notice or claim (and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other Person, and, to the best knowledge of BP, BP is not the subject of any investigation by any governmental or regulatory authority, domestic or foreign, relating to any material or potentially material liability or remedial action under any Environmental Laws. There are no pending or, to the knowledge of BP, threatened, actions, suits or proceedings against BP or any of its properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.

            (e) Intellectual Property. (i) BP owns, or is validly licensed or otherwise has the right to use, all patents, and patent rights ("Patents") and all trademarks, trade secrets, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights"), in each case, which are material to the conduct of the business of BP.

                  (ii) To the best knowledge of BP, BP has not interfered with, infringed upon (without license to infringe), misappropriated or otherwise come into conflict with any Patent of any other Person. BP has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any other Person. BP has not received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, is appropriation or violation (including any claim that BP must license or refrain from using any Patents or Intellectual Property Rights of any other Person) which has not been settled or otherwise fully resolved. To the best knowledge of BP, no other Person has interfered with, infringed upon (without license to infringe), misappropriated or otherwise come into conflict with any Patents or Intellectual Property Rights of BP.

            (f) Employees. (a) BP has complied in all respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, other than instances of non-compliance which, individually or in the aggregate, could not reasonably be expected to result in penalties other than fines in an amount not exceeding $50,000 in the aggregate, and BP is not liable for any arrears of wages or any taxes or penalties for failure to comply with any such Laws; (b) BP believes that BP's relations with its employees is satisfactory; (c) there are no controversies pending or, to the best knowledge of BP, threatened between BP and any of its employees, which controversies have or could reasonably be expected to have a material adverse effect; (d) BP is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by BP, nor, to the best knowledge of BP, are there any activities or proceedings of any labor union to organize any such employees; (e) there are no unfair labor practice complaints pending against BP before the National Labor Relations Board or any current union representation questions involving employees of BP; (f) there is no strike, slowdown, work stoppage or lockout existing, or, to the best knowledge of BP, threatened, by or with respect to any employees of BP; (g) no charges are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to BP; (h) there are no claims pending against BP before any workers' compensation board; and (i) BP has not received notice that any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to BP and, to the best knowledge of BP, no such investigation is in progress.

            (g) Employee Benefit Plans. There no "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or "employee welfare benefit plans" (as defined in Section 3(1)of ERISA) maintained, or contributed to, by BP for the benefit of any current or any former employees, officers or directors of BP.

                                    ARTICLE V

                                    COVENANTS

            5.1   Covenants of the Company and Acquisition.

            (a) Conduct of Business. Prior to and through the Post-Closing Date, each of the Company and Acquisition shall:

                  i. conduct its business only in the Ordinary Course of Business;

                  ii. use its commercially reasonable efforts to preserve intact the current business organization of the Company and Acquisition, as the case may be, keep available the services of the current officers, employees and agents of the Company and Acquisition, as the case may be, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company and Acquisition, as the case may be;

                  iii. not pay, incur or declare any dividends or distributions with respect to its shareholders or amend its Certificate of Incorporation or By-Laws, without the prior written consent of the BP Debenture Holder;

                  iv. not authorize, issue, sell, purchase or redeem any shares of its capital stock or any options or other rights to acquire ownerships interests without the prior written consent of the BP Debenture Holder;

                  v. not incur any indebtedness for money borrowed or issue and debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, except those incurred in the Ordinary Course of Business, or cause or permit any material lien, encumbrance or security interest to be created or arise on or in respect of any material portion of its properties or assets;

                  vi. not make any investment of a capital nature either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

                  vii. not do any other act which would cause representation or warranty of the Company in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice;

                  viii. report periodically to the BP Debenture Holder concerning the status of the business and operations of the Company; and

                  ix. confer with the BP Debenture Holder concerning operational matters of a material nature.

            (b) Proposals; Other Offers. Commencing on the date of execution of this Agreement through the Post-Closing Date, each of the Company and Acquisition shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. Each of the Company and Acquisition shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to the Company and Acquisition or afford access to any of the books, records or other properties of the Company and Acquisition to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the Company's and Acquisition's business.

            (c) Further Assurances. Prior to the Post-Closing Date, with the cooperation of BP where appropriate, each of the Company and Acquisition shall use commercially reasonable efforts to:

                  i. promptly comply with all filing requirements which federal, state or local law may impose on the Company or Acquisition, as the case may be, with respect to the Contemplated Transactions by this Agreement; and

                  ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of the Company and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by the Company or Acquisition in connection with the Contemplated Transactions by this Agreement.

            (d) Access to Additional Agreements and Information. Prior to the Post-Closing Date, the Company and Acquisition shall make available to the BP Debenture Holder (as well as its shareholders, counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material of the Company's and Acquisition's business, including without limitation, those contracts to which the Company or Acquisition is a party and those by which each of its business or any of the Company's or Acquisition's assets are bound.

            5.2 Covenants of BP.

            (a) Conduct of Business. Prior to and through the Post-Closing Date, BP shall:

                  i. conduct its business only in the Ordinary Course of Business;
                  ii. use its commercially reasonable efforts to preserve intact the current business organization of BP, keep available the services of the current officers, employees and agents of BP, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with BP;

                  iii. not pay, incur or declare any dividends or distributions with respect to its shareholders or amend its Certificate of Incorporation or By-Laws, without the prior written consent of the Company and BP Debenture Holder;

                  iv. not authorize, issue, sell, purchase or redeem any shares of its capital stock or any options or other rights to acquire ownerships interests without the prior written consent of the Company and BP Debenture Holder;

                  v. not incur any indebtedness for money borrowed or issue and debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, except those incurred in the Ordinary Course of Business, or cause or permit any material lien, encumbrance or security interest to be created or arise on or in respect of any material portion of its properties or assets;

                  vi. not make any investment of a capital nature either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

                  vii. not do any other act which would cause representation or warranty of BP in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business consistent with past practice;

                  viii. report periodically to the BP Debenture Holder concerning the status of the business and operations of BP; and

                  ix. confer with the BP Debenture Holder concerning operational matters of a material nature.

            (b) Proposals; Other Offers. Commencing on the date of execution of this Agreement through the Post-Closing Date, BP shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. BP shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to BP or afford access to any of the books, records or other properties of BP to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the BP's business.

            (c) Further Assurances. Prior to the Post-Closing Date, with the cooperation of the Company where appropriate, BP shall:

                  i. promptly comply with all filing requirements which federal, state or local law may impose on BP with respect to the Contemplated Transactions by this Agreement; and

                  ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of the Company and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by BP in connection with the Contemplated Transactions by this Agreement.

            (d) Actions by BP. BP shall take no action or enter into any agreements or arrangements except as may be required by this Agreement.

            (e) No Change in Capital Stock. Prior to the Effective Time, no change will be made in the authorized, issued or outstanding capital stock of BP, and no subscriptions, options, rights, warrants, calls, commitments or agreements relating to the authorized, issued or outstanding capital stock of BP will be entered into, issued, granted or created.

            (f) Access to Additional Agreements and Information. Prior to the Post-Closing Date, BP shall make available to the Company and BP Debenture Holder (as well as its shareholders, counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material of BP's business, including without limitation, those contracts to which BP is a party and those by which its business or any of BP's assets are bound.

            (g) Further Assurances. Prior to the Post-Closing Date, with the cooperation of the Company and Acquisition where appropriate, BP shall use commercially reasonable efforts to:

                  i. promptly comply with all filing requirements which federal, state or local law may impose on BP with respect to the Contemplated Transactions by this Agreement; and

                  ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of BP and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by BP in connection with the Contemplated Transactions by this Agreement.

            5.3 Governmental Filings and Consents. The Company, Acquisition and BP shall cooperate with one another in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies having jurisdiction with respect to the business of the Company, or Acquisition or the by this Agreement and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies.

            5.4 Publicity. Any public announcement or press release relating to this Agreement or the Contemplated Transactions must be approved by the BP Debenture Holder and the Company in writing before being made or released. The Company shall have the right to issue a press release without the BP Debenture Holder's written approval if in the opinion of the Company's counsel such a release is necessary to comply with SEC Rules and Regulations; provided that, the BP Debenture Holder receives a copy of such prepared press release for purposes of review at least 24 hours before it is issued. This 24 hour period may be shortened if in the opinion of the Company's counsel it is required by law; provided that, the BP Debenture Holder and the Company receives a copy of such release as long as reasonably practical before it is issued.

            5.5 Tax Returns. The current officers of the Company shall have the right to prepare any tax returns of the Company with respect to any period that ends on or before the Post-Closing Date, which tax returns shall be prepared in a manner consistent with prior tax returns. Such tax returns shall be timely filed by the Company. BP and the Company shall cooperate with said officers in the preparation of such tax returns. The Company may not amend any Company tax return relating to a period through or including the Post-Closing Date without the prior written consent of the BP Debenture Holder, which consent will not be unreasonably withheld.

                                   ARTICLE VI

                                   CONDITIONS

            6.1 Conditions to Obligations of BP. The obligation of BP to consummate the Contemplated Transactions is subject to the fulfillment of each of the following conditions:

            (a) Copies of Resolutions. At the Post-Closing (i) the Company shall have furnished BP with a certificate of its CEO or president, as the case may be, in the form of Exhibit 6.1(a) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement and (ii) Acquisition shall have furnished BP with a certificate of its CEO or president, as the case may be, in the form of Exhibit 6.1(e) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of Acquisition authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable Acquisition to comply with the terms of this Agreement.

            (b) Opinion of Company's Counsel. The Company shall have furnished to BP, at the Post-Closing, with an opinion of its legal counsel, dated as of the Post-Closing Date, substantially in the form of Exhibit 6.1(b) annexed hereto.

            (c) Opinion of Company's Counsel. The Company shall have furnished to BP, at the Post-Closing, with an opinion of the special securities counsel, counsel to the Company, dated as of the Post-Closing Date, substantially in the form of Exhibit 6.1(c) annexed hereto.

            (d) Instruction Letter to Transfer Agent. The Company shall have furnished to BP, at the Post-Closing, with a letter from its legal counsel to its transfer agent, to accept the legal opinion set forth in Section 6.1(c), dated as of the Post-Closing Date, substantially in the form of Exhibit 6.1(d) annexed hereto.

            (e) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of the Company and Acquisition set forth in this Agreement was true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Post-Closing Date, with the same force and effect as if made at and as of the Post-Closing Date. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company and Acquisition at or prior to the Post-Closing Date.

            (f) Delivery of Certificate. (A) The Company shall have delivered to BP a certificate, in the form of Exhibit 6.1(f) annexed hereto, dated the Post-Closing Date, and signed by the CEO of the Company affirming that the representations and warranties as set forth in Section 4.1 were and are true, correct and complete as required by Section 6.1(e) and (B) Acquisition shall have delivered to BP a certificate, in the form of Exhibit 6.1(h) annexed hereto, dated the Post-Closing Date, and signed by the CEO of Acquisition affirming that the representations and warranties as set forth in Section 4.1 were and are true, correct and complete as required by Section 6.1(e).

            (g) Consents and Waivers. At the Post-Closing, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by the BP Debenture Holder.

            (h) Litigation. On the Post-Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions or making consummation thereof unduly burdensome to BP. On the Post-Closing Date and immediately prior to consummation of the Contemplated Transactions, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other Person with respect to the Contemplated Transactions.

            (i) Delivery of Documents and Other Information. Prior to the Post-Closing Date, the Company and Acquisition shall have made available or delivered to BP all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

            6.2 Conditions to Obligations of the Company and Acquisition. The obligations of the Company and Acquisition to consummate the Contemplated Transactions are subject to the fulfillment of each of the following conditions:

            (a) Copies of Resolutions. At the Post-Closing, BP shall have furnished the Company with a certificate of its President, in the form of
Exhibit 6.2(a) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of BP authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable BP to comply with the terms of this Agreement.

            (b) Opinion of BP's Counsel. BP shall have furnished to the Company, at the Post-Closing, with an opinion of counsel to BP, dated as of the Post-Closing Date, substantially in the form of Exhibit 6.2(b) annexed hereto.

            (c) Opinion of BP's Counsel. BP shall have furnished to the Company, at the Closing, with an opinion of the special securities counsel the Company dated as of the Post-Closing Date, substantially in the form of Exhibit 6.2(c) annexed hereto.

            (d) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of BP was true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Post-Closing Date, with the same force and effect as if made at and as of the Post-Closing Date. BP shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by BP at or prior to the Post-Closing Date.

            (e) Delivery of Certificate. BP shall have delivered to the Company a certificate, in the form of Exhibit 6.2(e) annexed hereto, dated the Post-Closing Date and signed by the President of BP, affirming that the representations and warranties of BP as set forth in Section 4.2 were and are true, correct and complete and BP's agreements and covenants have been performed as required by Section 6.2(d).

            (f) Compliance with Rule 504. In connection with the issuance of the Securities by BP under the Purchase Agreement, on or prior to the Post-Closing Date BP shall be in full compliance with Rule 504 of Regulation D of the Securities Act of 1933, as amended, and BP shall have delivered to the Company at the Post-Closing a filed copy of the Form D required to be filed with the SEC in connection therewith.

            (g) Consents and Waivers. On or prior to the Post-Closing Date, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by the Company.

            (h) Litigation. On the Post-Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to BP issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions or making the consummation thereof unduly burdensome to the Company or BP. On the Post-Closing Date, no proceeding or lawsuit shall have been commenced, threatened or be pending or by any governmental or regulatory agency or authority or any other person with respect to the Contemplated Transactions.

            (i) Delivery of Documents and Other Information. Prior to the Post-Closing Date, BP shall have made available or delivered to the Company all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

            (j) Investment Undertaking. Prior to the Post-Closing, BP shall have delivered to the Company an undertaking, in form and substance reasonably satisfactory to the Company, duly executed by each of the stockholders of BP pursuant to which each such stockholder (i) certifies that he is an "accredited investor" (within the meaning of Regulation D of the Securities Act of 1933, as amended), (ii) undertakes to acquire the Company Common Stock Shares to be acquired by such stockholder pursuant to this Agreement for his own account, for investment, (iii) agrees that such shares are "restricted securities" and that he will not sell, assign, transfer or otherwise dispose of any of such shares, or any interest therein, except in compliance with the registration requirements of all applicable federal and state securities laws, and (iv) acknowledges that the certificates representing such shares will bear an appropriate legend reflecting the foregoing.

                                   ARTICLE VII

                                   TERMINATION

            7.1 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

            7.2 Termination for Failure to Close. This Agreement shall be automatically terminated if the Closing shall not have occurred within ten (10) days of the date hereof (except if such 10th day is not a Business Day, then the next Business Day).

            7.3 Termination by Operation of Law. This Agreement may be terminated by any party hereto if there shall be any statute, rule or regulation that renders consummation of the Contemplated Transactions illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

            7.4 Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Post-Closing Date:

            (a) by BP if: (i) any of the representations and warranties made in this Agreement by the Company or Acquisition shall not be materially true and correct, when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 6.1 hereof have not been fulfilled in all material respects by the Post-Closing Date; (iii) the Company or Acquisition shall have failed to observe or perform any of its material obligations under this Agreement; or (iv) as otherwise set forth herein; or

            (b) by the Company or Acquisition if: (i) any of the representations and warranties of BP shall not be materially true and correct when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 6.2 hereof have not been fulfilled in all material respects by the Post-Closing Date; (iii) BP shall have failed to observe or perform any of their material respective obligations under this Agreement; or (iv) as otherwise set forth herein.

            7.5 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that such party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

            7.6 Remedies; Specific Performance. In the event that any party shall fail or refuse to consummate the Contemplated Transactions or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

            8.1 Survival of Representations and Warranties of the Company. All representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Post-Closing hereunder and shall thereafter continue in full force and effect until the earlier of (i) the second anniversary of the Post-Closing Date and (ii) the BP Debenture has been fully converted and shall then terminate except to the extent that notice of the Company's or Acquisition liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to such second anniversary.

            8.2 Survival of Representations and Warranties of BP. All representations and warranties of BP shall terminate upon the Closing except to the extent that notice of BP's liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to Closing.

            8.3 Obligation of the Company to Indemnify. The Company agrees to indemnify, defend and hold harmless BP (and its directors, officers, employees, affiliates, shareholders, debenture holders, agents, attorneys, successors and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' and consultants' fees and disbursements) (collectively, "Losses") based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of the Company contained in this Agreement or in the Schedules and Exhibits hereto or (ii) breach by the Company of any covenant or agreement contained in this Agreement.

            8.4 Obligation of and BP to Indemnify. BP agrees to indemnify, defend and hold harmless the Company (and its directors, officers, employees, affiliates, shareholders, agents, attorneys, successors and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of BP contained in this Agreement or (ii) breach by BP of any covenant or agreement contained in this Agreement.

            8.5 Notice and Opportunity to Defend. (a) Promptly after receipt by any Person entitled to indemnity under this Agreement (an "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) who is or may be obligated to provide indemnification pursuant to Section 8.3 or 8.4 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

            (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days after the date the Claims Notice is given (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability and all reasonable expenses incurred by the Indemnitee in defending or compromising such Asserted Liability, all amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and amounts required to be paid in connection with any compromise or settlement consented to by the Indemnitee, shall be borne by the Indemnifying Party. Except as otherwise provided in the immediately preceding sentence, the Indemnitee may not settle or compromise any claim over the objection of the Indemnifying Party. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in (but the Indemnitee may not control) the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

                                   ARTICLE IX

                                   DEFINITIONS

            The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this Agreement.

            "Applicable Contract" means any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company or BP, as the case may be, has or may become subject to any obligation or liability or (c) by which the Company or BP, as the case may be, or any of the assets owned or used by it is or may become bound.

            "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including, without limitation:

            (1)   the Merger; and

            (2) the performance by the parties of their respective covenants and obligations under this Agreement.

            "Environmental Laws" means all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of hazardous substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

            "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to such law or any successor law.

            "GAAP" means generally accepted accounting principles in the United States, applied on a consistent basis.

             "Law" means all applicable laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, judgments or decrees entered, enacted, promulgated, enforced or issued by any court or other governmental or regulatory authority, domestic or foreign.

            "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative law, ordinance, principle of common law, regulation, statute, treaty, court or arbitrator.

            "Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other governmental body or by any arbitrator.

            "Ordinary Course of Business" means an action taken by a Person where:

            (1) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

            (2) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

            (3) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

            "Organizational Documents" means the articles or certificate of incorporation and the by-laws of a corporation and any amendment thereto.

            "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

            "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

            "SEC" means the United States Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

                                    ARTICLE X

                                  MISCELLANEOUS

            10.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party hereto will bear its own legal, accounting and other fees and expenses incident to the Contemplated Transactions herein. Any fees and expenses required to be paid by any party hereunder shall be limited to reasonable and necessary fees and expenses

            10.2 Modification, Amendments and Waiver. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

            10.3 Assignment. Neither the Company nor BP shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the BP Debenture Holder.

            10.4 Successors. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and permitted assigns.

            10.5 Entire Agreement. This Agreement and the exhibits, schedules and other documents referred to herein contain the entire agreement among the parties hereto with respect to the Contemplated Transactions and supersede all prior agreements with respect thereto, whether written or oral.

            10.6 Governing Law. This Agreement and the exhibits hereto shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situate in the County and State of New York. Service of process in any action by either party to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the other party at its principal address set forth in this Agreement.

            10.7 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy (promptly followed by a hard-copy delivered in accordance with this Section 10.7) or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:


            If to BP:          Brooklyn Pastry Inc.
                               c/o Dominick Calarco
                               109 Kean Street
                               West Babylon, New York 11704
                               Attn:  Dominick Calarco
                               Tel:  (631) 643-6663
                               Fax:  (631) 643-6619

            If to Acquisition: BP Acquisition, Inc.
                               c/o Kramer Levin Naftalis & Frankel LLP
                               919 Third Avenue
                               New York, NY 10022-3852
                               Attn: Peter S. Kolevzon, Esq.
                               Telephone: (212) 715-9100
                               Fax:  (212) 715-8000


            If to the Company: Columbia Bakeries, Inc.
                               294 Valley Road
                               Middletown, Rhode Island 02842
                               Attn: Rounsevelle W. Schaum
                               Tel:  (401) 841-0430
                               Fax:  (401) 841-8635

            with copies to:   Kramer Levin Naftalis & Frankel LLP
                              919 Third Avenue
                              New York, NY 10022-3852
                              Attn: Peter S. Kolevzon, Esq.
                              Telephone: (212) 715-9100
                              Fax: (212) 715-8000

                              Gottbetter & Partners, LLP
                              630 Third Avenue
                              New York, New York 10017
                              Attn.: Adam S. Gottbetter, Esq.
                              Tel: (212) 983-6900
                              Fax: (212) 983-9210
or to such other persons or addresses as may be designated in writing by the party to receive such notice. If mailed as aforesaid, the day of mailing or transmission shall be the date any such notice shall be deemed to have been delivered.

            10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

            10.9 Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

            10.10 Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

            10.11 Headings. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.



                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date and year first above written.


                                       COLUMBIA BAKERIES, INC.


                                       By: /s/ Rounsevelle S. Schaum
                                          ----------------------------------
                                          Rounsevelle S. Schaum, President
                                          and CEO


                                       BP ACQUISITION, INC.

                                       By: /s/ Rounsevelle S. Schaum
                                          ----------------------------------
                                          Rounsevelle S. Schaum, President
                                          and CEO


                                       BROOKLYN PASTRY INC.


                                       By: /s/ Dominick Calarco
                                          ---------------------------------
                                          Dominick Calarco,
                                          President